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                                                                    Exhibit 10.2

                            AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT is entered into by and between Northrop Grumman Corporation (the "Company") and Kent Kresa (the "Executive").

                                  RECITALS

     WHEREAS, the Company granted the Executive certain awards identified herein under the Company's 1993 Long-Term Incentive Stock Plan (the "Plan"); and

     WHEREAS, the Company has amended those awards to provide certain improved retirement terms to the Executive and the Company and the Executive desire to document such amendments;

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Amendments.

     . December 1998 Stock Option. The Executive was granted a stock option by the Company under the Plan in December 1998. The terms of such option provide that if the Executive retires (as defined in the award certificate evidencing such option grant) while employed by the Company or one of its subsidiaries (x) the next succeeding installment of the option will vest and (y) all installments under the option which have vested as of the Executive's retirement date may be exercised by the Executive (or his permitted successor) until the fifth anniversary of the Executive's retirement, but in no event after the expiration date of the option. Such option is hereby amended such that, if the Executive retires (as defined in the award certificate evidencing such option grant) while employed by the Company or one of its subsidiaries (x) the next succeeding installment of the option will vest as of the Executive's retirement date, (y) any and all succeeding installments of the option will vest as of the date(s) that they would have otherwise vested had the Executive remained employed by the Company or one of its subsidiaries, and (z) all installments under the option which have vested as of the Executive's retirement date or which vest as described in the foregoing clause (y) may be exercised by the Executive (or his permitted successor) until the fifth anniversary of the Executive's retirement, but in no event after the expiration date of the option.

     . December 1998 RPSR Grant. The Executive was granted a restricted performance stock right ("RPSR") award by the Company under the Plan in December 1998. The terms of such award provide that if the Executive retires (as defined in the Guide to Administration applicable to such award) while employed by the Company or one of its subsidiaries (x) the target number of RPSRs subject to the award will be pro rated based on the number of months in the applicable performance period that the Executive was employed by the Company or a subsidiary, and (y) prorated payments with respect to the award will be made at the same time and on the same performance basis as if the Executive had not
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        retired. Such award is hereby amended such that, if the Executive retires (as defined in the Guide to Administration applicable to such award) while employed by the Company or one of its subsidiaries there will be no pro ration of the target number of RPSRs subject to the award (that is, 100% of the target number of RPSRs initially subject to the award shall remain subject to the award). Payments with respect to the award will still be made at the same time and on the same performance basis as if the Executive had not retired.

     . November 1999 RSR Grant. The Executive was granted a restricted stock right ("RSR") award by the Company under the Plan in November 1999. The terms of such award provide that if the Executive retires (as defined in the award certificate evidencing such award grant) while employed by the Company or one of its subsidiaries the next succeeding installment of the award will vest. Such award is hereby amended such that, if the Executive retires (as defined in the award certificate evidencing such award grant) while employed by the Company or one of its subsidiaries
        (x) the next succeeding installment of the award will vest as of (and the share certificate corresponding to such installment shall be issued as soon as practical after) the Executive's retirement date, and (y) any and all succeeding installments of the award will vest as of the dates that they would have otherwise vested had the Executive remained employed by the Company or one of its subsidiaries (and the share certificate corresponding to any such installment shall be issued as soon as practical after the corresponding scheduled vesting date).

2. Continuing Effect of Awards. Except as provided above, the other terms of the awards referred to above, as set forth or referenced in the applicable award certificates, shall continue in effect.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment Agreement as of _________________, 2001.

THE COMPANY                                  THE EXECUTIVE


By:  /s/ J. Michael Hateley                  /s/ Kent Kresa
     -------------------------               -------------------------------
                                             Kent Kresa

Its: Corporate Vice President,
     Chief Human Resources and
     Administrative Officer

By:  /s/ John H. Mullan
     ---------------------------

Its: Corporate Secretary

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